Exhibit 1.1

BLYTH, INC.

$100,000,000

5.50% Senior Notes due 2013

UNDERWRITING AGREEMENT

October 20, 2003

UNDERWRITING AGREEMENT

October 20, 2003

J.P. MORGAN SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

BANC ONE CAPITAL MARKETS, INC.

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017-2070

Ladies and Gentlemen:

Blyth, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. and Banc of America Securities LLC are acting as co-lead Managing Underwriters (the “Managing Underwriters”), $100,000,000 aggregate principal amount of its 5.50% Senior Notes due 2013 (the “Senior Notes”).  The Senior Notes are described in the Prospectus Supplement which is referred to below.

The Senior Notes are to be issued pursuant to an indenture (the “Indenture”), dated as of May 20, 1999, between the Company and Wachovia Bank, National Association, a national banking association as successor to First Union National Bank, as trustee (the “Trustee”).  The term “Indenture,” as used herein, includes the First Supplemental Indenture, dated as of September 29, 1999, between the Company and the Trustee and the Second Supplemental Indenture, to be dated October 23, 2003, between the Company and the Trustee establishing the form and terms of the Senior Notes pursuant to Section 2.01 of the Indenture.  Copies of the Indenture, in substantially final form, have been delivered to each of the Underwriters.

The registration statement referred to below, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including information (if any) contained in a prospectus subsequently filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement”.  “Basic Prospectus” means the prospectus, including all documents incorporated therein by reference, contained in the Registration Statement at the Effective Time (as defined below).  “Preliminary Final Prospectus” means any preliminary prospectus supplement to the Basic Prospectus, including all documents incorporated therein by reference, which describes the Senior Notes and the offering thereof and is used prior to filing of the Final Prospectus with the Commission.  “Final Prospectus” means the prospectus supplement, including all documents incorporated therein by reference, relating to the Senior Notes that is first filed with the Commission pursuant to

Rule 424(b) under the Act, together with the Basic Prospectus included in the Registration Statement.  “Execution Time” means the date and time that this agreement is executed and delivered by the parties hereto.  “Effective Time” means the date and time the Registration Statement became effective, and, if later, the date of the filing of the Company’s most recent Annual Report on Form 10-K.  For purposes of this Agreement, all references to the Registration Statement, Preliminary Final Prospectus, Final Prospectus or to any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Underwriters agree as follows:

1.                                       Sale and Purchase:  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Senior Notes set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of 99.185% of the principal amount thereof, plus accrued interest, if any, from October 23, 2003 to the time of purchase (as hereinafter defined).  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Senior Notes as soon after the Execution Time as in your judgment is advisable and (ii) initially to offer the Senior Notes upon the terms set forth in the Final Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2.                                       Payment and Delivery:

Payment of the purchase price for the Senior Notes shall be made to the Company by Federal funds wire transfer, against delivery of the certificates for the Senior Notes to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 23, 2003 (unless another time not later than October 30, 2003 shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase”.  Certificates for the Senior Notes shall be delivered to you in definitive form in such names and in such denominations as you shall specify.  For the purpose of expediting the checking of the certificates for the Senior Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.  As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

3.                                       Representations and Warranties of the Company:  The Company represents and warrants to each of the Underwriters that:

(a)                                  The Company meets the requirements for the use of Form S-3 under the Act.  The Company has filed with the Commission, in accordance with the provisions of the Act, a registration statement on Form S-3 (File No. 333-77721), including a Basic Prospectus, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the “Exchange Act”).  The Company has filed one amendment thereto, a conformed copy of which has previously been furnished to you.  Such registration statement, as so amended, has become effective.  The Company has used a Preliminary Final Prospectus, which has previously been furnished to you.  The Company will timely file the Final Prospectus with the Commission pursuant to Rule 415 and Rule 424(b) (2), (3) or (5) under the Act.  As filed, the Final Prospectus will conform in all material respects to the applicable requirements of the Act in all substantive respects and will be in the form thereof furnished to you prior to the Execution Time.

(b)                                 The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Final Prospectus, or instituting proceedings for that purpose.  Each Preliminary Final Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act.  At the Effective Time the Registration Statement complied, and on the date hereof and on the date when first filed with the Commission in accordance with Rule 424(b) under the Act the Final Prospectus complied and will comply, in all material respects with the applicable provisions of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  At the Effective Time the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the Effective Time and at the time of purchase the Indenture complied and will comply in all material respects with the applicable requirements of the Trust Indenture Act.  On the date hereof, on the date of any filing thereof pursuant to Rule 424(b) under the Act and at the time of purchase, the Final Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The documents incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed or incorporated by reference.  In making the representations and warranties in this Section 3(b), the Company makes no representation or warranty as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information with respect to the Underwriters contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managing Underwriters or their counsel specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

(c)                                  As of July 31, 2003, the Company had an authorized capitalization as set forth under the heading entitled “Actual” in the section of the Final Prospectus entitled

“Capitalization”.  All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(d)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus.  The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and its subsidiaries (as defined in Rule 405 under the Act) taken as a whole (a “Material Adverse Effect”).

(e)                                  The Company has no subsidiaries (as defined in Rule 405 under the Act) other than the entities identified on Schedule B hereto (collectively, the “Subsidiaries”).  Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that is material to the Company and its Subsidiaries taken as a whole.  Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus.  Each Subsidiary that is a significant subsidiary (as defined in Rule 405 of the Act, each referred to herein as a “Significant Subsidiary”) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.  All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims.  There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries.

(f)                                    Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Significant Subsidiaries have previously been made available to you and no changes therein will be made subsequent to the Execution Time and prior to the time of purchase.  Neither the Company nor any Significant Subsidiary is in breach of or in default under, nor has any event occurred that with notice or lapse of time or both would result in any breach of or constitute a default under, its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound except for such breaches or defaults as would not have a Material Adverse Effect.

(g)                                 The execution, delivery and performance of this Agreement and the Indenture and the issuance of the Senior Notes and consummation of the transactions contemplated hereby and thereby did not and will not conflict with, or result in any breach of or constitute a default under, nor constitute an event that with notice or lapse of time or both would result in any breach of or constitute a default under, any provisions of the charter or by-laws of the Company or any Subsidiary or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument, to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary.

(h)                                 The Indenture has been duly and validly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.  The Indenture conforms in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus.

(i)                                     The Senior Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued and delivered by the Company against payment by the Underwriters and duly authenticated by the Trustee in accordance with the terms of this Agreement and the Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.  The Senior Notes, when issued, authenticated and delivered, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Final Prospectus.

(j)                                     This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(k)                                  No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Senior Notes or the consummation by the Company of the transactions as contemplated hereby other than registration of the Senior Notes under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Senior Notes are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”).

(l)                                     PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Final Prospectus, are independent public accountants as required by the Act.

(m)                               The Company and each Significant Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, the failure to have, make or obtain which would have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which could have a Material Adverse Effect.

(n)                                 All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required or incorporated by reference.

(o)                                 Other than as set forth in the Basic Prospectus, the Preliminary Final Prospectus or the Final Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is the subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which could result in a judgment, decree or order having a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(p)                                 The financial statements included in the Registration Statement and the Final Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except for changes in accounting methods that have been discussed in such financial statements and accompanying footnotes.

(q)                                 Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been:  (i) any material adverse change, or any development which is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement and the Final Prospectus, or the results of operations or financial condition of the Company and its Subsidiaries taken as a whole; (ii) any transaction that is material to the Company or its Subsidiaries taken as a whole, except transactions in the ordinary course of business; (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business; (iv) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries; or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.  Neither the Company nor its Subsidiaries has any material contingent obligation that is required to be disclosed in the Registration Statement and the Final Prospectus and is not so disclosed.

(r)                                    The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.                                       Certain Covenants of the Company:  The Company agrees with the several Underwriters that:

(a)                                  Prior to the termination of the offering of the Senior Notes, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus subsequent to the date hereof unless the Company has furnished a copy to you for your review for a reasonable time prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to you of such timely filing.  The Company promptly will advise you and, if requested by you, confirm such advice in writing (i) when, prior to termination of the offering of the Senior Notes, any amendment to the Registration Statement shall have been filed or shall become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any stop order suspending the use of the Final Prospectus or the institution or threatening of any proceeding for that purpose and (iv) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification of any of the Senior Notes for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by any state securities commission or other regulatory authority.  The Company shall use its commercially reasonable best efforts to prevent the issuance of such stop order and, if issued, the Company shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)                                 If, at any time when a prospectus relating to the Senior Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company shall promptly notify the Underwriters of such event and promptly prepare and file with the Commission, subject to the first sentence of Section 4(a), an appropriate amendment or supplement which will correct such statement or omission or effect such compliance.

(c)                                  The Company will furnish such information as may be required and otherwise reasonably cooperate in qualifying the Senior Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Senior Notes.  The Company, however, will not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Senior Notes).

(d)                                 The Company will, as soon as practicable after the Execution Time, and thereafter from time to time, cause to be furnished to the Underwriters and those persons identified by the Underwriters, without charge, as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Execution Time) as the Underwriters may reasonably request for the purposes contemplated by the Act.  The Company consents to the use of the Preliminary Final Prospectus, the Final Prospectus and any amendments or supplements thereto by the Underwriters in connection with the public sale of the Senior Notes.  If applicable, the Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Subject to the first sentence of Section 4(a), the Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the Execution Time and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Senior Notes and will notify you of such filing.

(f)                                    If necessary or appropriate, the Company will file a registration statement pursuant to Rule 462(b) under the Act.

(g)                                 The Company will furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement, copies of (i) any reports or other communications which the Company sends to its stockholders and (ii) such other reports and information as you may reasonably request in writing.

(h)                                 The Company will make generally available to its security holders, and deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the Effective Time as soon as is reasonably practicable after the termination of such 12-month period but not later than January 31, 2005.

(i)                                     The Company has furnished or will furnish to you six signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters were or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(j)                                     The Company will furnish to you as early as practicable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof.

(k)                                  The Company will apply the net proceeds from the sale of the Senior Notes in the manner set forth under the caption “Use of Proceeds” in the Final Prospectus.

(l)                                     Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all reasonable costs, expenses, fees and taxes (other than fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and clauses (iv) and (vi) below) in connection with:  (i) the preparation by the Company and filing of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance, execution, authentication and delivery of the Senior Notes; (iii) the producing, word processing or printing of this Agreement, any dealer agreements, any Powers of Attorney and any other closing documents (including compilations thereof), the Indenture, and the reproduction or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment); (iv) the qualification of the Senior Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (v) any fees payable to investment rating agencies with respect to the Senior Notes; (vi) any filing for review of the public offering of the Senior Notes by the NASD; and (vii) the performance of the Company’s other obligations hereunder.

(m)                               The Company will do and perform all things required to be done and performed under this Agreement prior to or after the Execution Time and use its best efforts to satisfy all conditions precedent on its part to deliver the Senior Notes.

5.                                       Reimbursement of Underwriters’ Expenses:  If the Senior Notes are not delivered for any reason other than the termination of this Agreement pursuant to Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company, in addition to paying the amounts described in Section 4(l) hereof, will reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.                                       Conditions of Underwriters’ Obligations:  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company shall furnish to you at the time of purchase an opinion of Bruce D. Kreiger, Esq., Vice President, Secretary and General Counsel for the Company, addressed to the Underwriters and dated the time of purchase, with reproduced copies thereof for each of the other Underwriters and in form satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus and to issue, sell and deliver the Senior Notes as herein contemplated.  The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(ii)                                  Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus.  Each Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.  All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no perfected security interest.  There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries.

(iii)                               As of July 31, 2003, the Company had an authorized capitalization as set forth in the Registration Statement and the Final Prospectus.  All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(iv)                              To the best of such counsel’s knowledge, neither the Company nor any Significant Subsidiary is in breach of or in default under, nor has any event occurred that with notice or lapse of time or both would result in any breach of or constitute a default under, its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument, to which the Company or any of its Significant Subsidiaries is a party or by which any of them or any of their properties is bound except for such breaches or defaults as would not have a Material Adverse Effect.

(v)                                 To the best of such counsel’s knowledge, the Company and each Significant Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business the failure to have, make or obtain which would have a Material Adverse Effect.  To the best of such counsel’s knowledge, neither the Company nor any Significant Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which could have a Material Adverse Effect.

(vi)                              The execution, delivery and performance of this Agreement and the Indenture and the issuance of the Senior Notes and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under, or constitute any event that with notice or lapse of time or both would result in any breach of or constitute a default under, (A) any provision of the charter or by-laws of the Company or any Significant Subsidiary or (B) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument, known to such counsel to which the Company or any Significant Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or, to the knowledge of such counsel, under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Significant Subsidiary.

(b)                                 The Company shall furnish to you an opinion of Finn, Dixon & Herling LLP stating that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus and to issue, sell and deliver the Senior Notes as herein contemplated.

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(iv)                              The Senior Notes have been duly authorized by the Company and when executed and delivered by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters will constitute legal, valid and binding obligations of the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(v)                                 The Senior Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Final Prospectus.

(vi)                              No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Senior Notes or the consummation by the Company of the transactions as contemplated hereby other than registration of the Senior Notes under the Act any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Senior Notes are being offered by the Underwriters or under the rules and regulations of the NASD.

(vii)                           The Company meets the requirements for the use of Form S-3 under the Act with respect to the issuance and sale of the Senior Notes.  The Registration Statement has become effective under the Act and, to the best of such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act.  Any required filing of the Final Prospectus pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

(viii)                        Each of the Registration Statement and the Final Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee’s Statement of Eligibility and Qualification on Form T-1, as to which such counsel need express no opinion) as of its respective issue or effective date complied on its face as to form in all material respects with the requirements of the Act and the Trust Indenture Act.

(ix)                                To the best of such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Final Prospectus which have not been so filed, summarized or described. Any statutes or regulations that are required to be described in the Registration Statement or the Final Prospectus have been so described or incorporated therein by reference.  To the best of such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties is the subject at law or in equity before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Final Prospectus but are not so described.

(x)                                   The documents incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were filed with the Commission, (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) complied in all material respects with the requirements of the Exchange Act.

(xi)                                The Indenture has been duly qualified under the Trust Indenture Act.

(xii)                             The Company will not, upon consummation of the transactions contemplated by this Agreement, be an “investment company,” or a “promoter” or “principal underwriter” for, a “registered investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xiii)                          Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Final Prospectus were discussed, and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus (except as and to the extent stated in clauses (v) and (ix) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the Effective Time or at the time such amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus or any supplement thereto at the date of such Final Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Final Prospectus or with respect to the Trustee’s Statement of Eligibility and Qualification on Form T-1).

(c)                                  You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, as of the date of this Agreement and the time of purchase, and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in substantially the form attached hereto as Exhibit A as approved by the Managing Underwriters.

(d)                                 You shall have received at the time of purchase the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the time of purchase.

(e)                                  Prior to the time of purchase:  (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Final Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)                                    Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Final Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction that is material and unfavorable to the Company shall have been entered into by the Company or any of its Significant Subsidiaries.

(g)                                 The Company will, at the time of purchase, deliver to you a certificate signed by two of its executive officers to the effect that (i) the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and (iii) the conditions set forth in Section 6(e) and (f) have been met.

(h)                                 The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus as of the time of purchase as you may reasonably request.

(i)                                     Between the time of execution of this Agreement and the time of purchase there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(j)                                     You shall have received from the Vice President and the Chief Financial Officer of the Company certificates dated, respectively, as of the date of this Agreement and the time of purchase, and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in substantially the form attached hereto as Exhibit B as approved by the Managing Underwriters.

7.                                       Termination:  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of (i) you or (ii) any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Senior Notes if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus:  (x) the trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Final Prospectus), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Senior Notes; or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act or if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Senior Notes.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly.

If the sale to the Underwriters of the Senior Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9) or to one another hereunder.

8.                                       Increase in Underwriters’ Commitments:  Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Senior Notes to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7) and if the aggregate principal amount of Senior Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the aggregate principal amount of Senior Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Senior Notes they are obligated to purchase pursuant to Section 1) the aggregate principal amount of Senior Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Senior Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Senior Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Senior Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Senior Notes hereunder unless all of the Senior Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Final Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Senior Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Senior Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Senior Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                       Indemnity and Contribution

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement as originally filed or in any amendment thereof, or in a Prospectus (the term “Prospectus” for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereof), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact with respect to the Underwriters contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through the Managing Underwriters to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses.  The omission to so notify the Company, however, shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in competition with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in addition to any local counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Managing Underwriters.  The Company shall not be liable for any settlement of any such claim or Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact with respect to such Underwriter contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Managing Underwriters to the Company expressly for use in the registration statement as originally filed or in any amendment thereof or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses.  The omission to so notify such Underwriter, however, shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in addition to any local counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  Any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)                                  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any losses, damages, expenses, liabilities or claims referred to in Section 9(a) or (b), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this Section 9(c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)                                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c).  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriter’s obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)                                  The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Senior Notes.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the issuance and sale of the Senior Notes, or in connection with the registration statement or Prospectus.

(f)                                    The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.                                 Notices:  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017-2070, Attention:  Transaction Execution Group, 7th Floor, and to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention:  High Grade Capital Markets Transaction Management and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at One East Weaver Street, Greenwich, Connecticut, 06831-5118, Attention: Chief Financial Officer, with a copy to General Counsel.

11.                                 Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.                                 Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.  The Company hereby appoints, without power of revocation, Bruce D. Kreiger, Esq., or his successor, in the position of General Counsel of the Company as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

13.                                 Parties at Interest:  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators.  No other person, partnership, heirs, personal representatives and association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.                                 Counterparts:  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15.                                 Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses or assets.

[The remainder of this page intentionally left blank.]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

BLYTH, INC.

By:	/s/Robert H. Barghaus
	Title:	Vice President and Chief Financial Officer

Accepted and agreed to as of
  the date first above written

J.P. MORGAN SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

BANC ONE CAPITAL MARKETS, INC.

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

By:                              J.P. Morgan Securities Inc. (for itself and
as representative of the other Underwriters named
in Schedule A hereto)

By:	/s/Carl J. Mehldau, Jr.
Title: Vice President

By:                              Banc of America Securities LLC (for itself and
as representative of the other Underwriters named
in Schedule A hereto)

By:	/s/Lily Chang
Title: Principal

SCHEDULE A

Underwriter	Principal Amount of Senior Notes

J.P. Morgan Securities Inc.	$42,500,000

Banc of America Securities LLC	$42,500,000

Banc One Capital Markets, Inc.	$5,000,000

UBS Securities LLC	$5,000,000

Wachovia Capital Markets, LLC	$5,000,000

Total	$100,000,000

SCHEDULE B

		Other Names Under Which Subsidiary Does Business	State/Country of Incorporation
Subsidiaries of the Company/U.S.
1.	Aromatic Industries, Inc.		California
2.	Blyth HomeExpressions, Inc.		Delaware
3.	Candle Corporation of America	Old Harbor Candles Colonial Candle of Cape Cod Original Recipe Carolina Designs, Ltd. Blyth HomeScents International	New York
4.	CBK Acquisition Corp.		Delaware
5.	CBK Styles, Inc.		Delaware
6.	Cobblestone Bridge, LLC		Minnesota
7.	Endar Corp.	Florasense	California
8.	Endar Reserve, Inc.		California
9.	Fabrica de Velas Borinquen, Inc.		Illinois
10.	Fragrance Solutions, Inc.		Delaware
11.	FVB, Inc.		Delaware
12.	Jeanmarie Holdings, Inc.		Delaware
13.	Jeanmarie Creations, LLC.		Oklahoma
14.	KWA, Inc.		Minnesota
15.	Midwest of Cannon Falls, Inc.	Midwest	Minnesota
16.	Miles Kimball Company		Wisconsin
17.	New Ideas International Inc.		Delaware
18.	PartyLite Gifts, Inc.	PartyLite	Delaware
19.	PartyLite Holding, Inc.		Delaware
20.	PartyLite Worldwide, Inc.	PartyLite	Delaware

Subsidiaries of the Company/International
21.	Adam Gies Gmbh		Germany
22.	Asp-Holmblad A/S		Denmark
23.	Beejay		United Kingdom
24.	Blyth Asia Limited		Hong Kong
25.	Blyth Holdings, B.V.		Netherlands
26.	Blyth HomeScents International GmbH		Germany
27.	Blyth HomeScents International UK Limited		United Kingdom
28.	Candle Corporation Worldwide Sweden AB		Sweden
29.	Blyth, Ltd.		Barbados
30.	Candlelight Holding Gmbh		Germany
31.	Carolina Designs, Ltd.		England
32.	CCW Manufacturing Limited		England
33.	Colony Private Label Limited		England
34.	Colony Gift Corporation Limited		England
35.	Colony SARL		France
36.	Endar de Mexico S.A. de C.V.		Mexico
37.	Endar Servicios S.A. de C.V.		Mexico
38.	Fragrant Memories Ltd.		United Kingdom
39.	Gies Kerzen Gmbh		Germany
40.	Gies Natura Handelsgesellschaft mbH		Germany
41.	Kaemingk, B.V.		Netherlands
42.	Liljeholmens Stearinfabriks AB		Sweden
43.	Midwest of Cannon Falls Canada		Canada
44.	Nature’s Scents Ltd.		United Kingdom
45.	PartyLite BV		Netherlands

46.	PartyLite Gifts, Ltd.	Canada
47.	PartyLite Gmbh	Germany
48.	PartyLite Handelsgesellschaft m.b.H.	Austria
49.	PartyLite Importaciones S.A. de C.V.	Mexico
50.	PartyLite, S.A. de C.V.	Mexico
51.	Partylite Oy	Finland
52.	PartyLite Pty Limited	Australia
53.	PartyLite SA	Switzerland
54.	PartyLite SARL	France
55.	PartyLite S.r.l.	Italy
56.	PartyLite Trading SA	Switzerland
57.	PartyLite U.K., Ltd.	England
58.	Promol SA	Portugal
59.	Servicios Administrativos PartyLite, S.A. de C.V.	Mexico
60.	Zoren Ltd.	United Kingdom

The Company also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy, 75% of the capital stock of Colony Iberia, S.L., organized under the laws of Spain, 99% of the capital stock of Wax Lyrical Limited, organized under the laws of the United Kingdom, and which is currently in administrative receivership.

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